Media Contact:
                                                          Gordon R. Manuel
                                                          864-282-9448

                                                          Analyst Contact:
                                                          Duane A. Owens
                                                           864-282-9488

 FOR IMMEDIATE RELEASE
 THURSDAY, APRIL 27, 2006

                      BOWATER ANNOUNCES FIRST QUARTER 2006
                                FINANCIAL RESULTS

GREENVILLE, SC - Bowater Incorporated (NYSE: BOW) reported a net loss of $18.8 million, or $0.33 per diluted share, on sales of $893.2 million for the first quarter of 2006. These results compare with net income of $0.9 million, or $0.02 per diluted share, on sales of $837.0 million in the first quarter of 2005. First quarter 2006 special items, net of tax, consisted of a $17.9 million gain related to asset sales, a $13.5 million charge related to tax adjustments, and other net charges of $4.1 million. Before these special items, the net loss for the first quarter of 2006 was $19.1 million, or $0.33 per diluted share, compared with the 2005 first quarter net loss before special items of $12.6 million, or $0.22 per diluted share.

     "A stronger Canadian dollar, seasonally weak coated pricing, and higher labor related expenses affected first quarter results," said Arnold M. Nemirow, Chairman, President and Chief Executive Officer. "We look forward to both steadily improving markets and a better cost structure throughout the year. Also, our timberland sale program is ahead of schedule and is expected to significantly exceed our target of $300 million."

                              FINANCIAL HIGHLIGHTS
                     (In millions, except per-share amounts)

                                                                               Three Months Ended
                                                                                   March 31,
                                                                        --------------------------------
                                                                               2006            2005
                                                                        --------------------------------
       Sales                                                            $     893.2     $     837.0
       Net income (loss)                                                $     (18.8)    $       0.9

       Earnings (loss) per diluted share (in accordance with GAAP)      $     (0.33)    $      0.02
       Special items, net of tax (per diluted share):
          Sale of assets (gain) loss                                    $     (0.31)    $     (0.13)
          Tax adjustments                                                      0.24            -
          Foreign exchange (gain) loss                                        (0.03)          (0.11)
          Severance charge                                                     0.05            -
          Adoption of accounting standard                                      0.05            -
                                                                        --------------------------------
       Loss per share excluding special items                           $     (0.33)    $     (0.22)
                                                                        --------------------------------


                                     (more)

     The company's average transaction price for coated papers decreased $25 per short ton in the first quarter compared with the fourth quarter of 2005 due to seasonally slow markets and product mix shifts. The company's average operating cost increased $36 per short ton. In the first quarter, a scheduled pulp maintenance outage at the Catawba, SC facility increased the production costs of coated paper by approximately $4 million.

     Compared to the fourth quarter, the cost per ton of specialty papers increased by 5%. The conversion of one of the newsprint machines at Calhoun, TN to a lightly coated product is expected to be completed during the second quarter. The company expects the 18 day outage and startup to reduce operating income by approximately $5 million.

     The company's average transaction price for newsprint increased $18 per metric ton in the first quarter. During the quarter, the company's average operating costs increased by $21 per metric ton primarily due to a stronger Canadian dollar and higher labor related costs.

     The company's average transaction price for market pulp increased $6 per metric ton compared to the fourth quarter of 2005. Average operating costs decreased $26 per metric ton compared to the fourth quarter due to lower repair costs and increased production. As previously announced, the company will permanently close its high cost Thunder Bay pulp line 'A' in the second quarter. Earnings are expected to improve by $20 million annually, beginning in 2007, due to this closure.

     The company's average transaction price for lumber increased $12 per thousand board feet and shipments increased 7% compared to the fourth quarter of 2005. During the quarter, the company paid countervailing and antidumping duties of approximately $4 million, bringing the total paid to-date to approximately $105 million.

     The company recorded a net after-tax gain on asset sales of $17.9 million. Proceeds were $36.8 million. The gain reflects the sale of a small sawmill and approximately 24,300 acres of timberlands. Since the asset sale program was announced last October, the company has received proceeds of $78.8 million. In the second quarter, the company expects to sell assets, primarily timberlands, totaling approximately $150 million. The company expects to significantly exceed its $300 million asset sale target by year end.

     "In January, I announced my intent to retire upon the appointment of a successor as Chief Executive Officer and President," said Arnold M. Nemirow, Chairman, President and Chief Executive Officer. "I am very pleased that David Paterson, who spent almost 20 years at Georgia-Pacific, most recently as Executive Vice President, Building Products, will join Bowater as President and Chief Executive Officer, effective May 1. He brings excellent credentials and a strong record of accomplishments. Over the last few years, in the face of a very difficult operating environment, Bowater has made considerable progress shifting its product mix and improving its financial performance. David's leadership will be a major factor in Bowater's future success. To help with the management transition, I will remain as non-executive Chairman until the end of the year."



                                     (more)

     Bowater management will hold a conference call to discuss these financial results at 10:00 a.m. Eastern time, today, April 27, 2006. The conference call number is 888-550-2358 or 703-546-4242 (international). A webcast of the call will be available on Bowater's website at www.bowater.com. Interested parties may follow the on-screen instructions for access to the webcast and related information. A replay of the call will be available after 1:30 p.m. Eastern time today on our website and through Thursday, May 4, by dialing 800-475-6701 or 320-365-3844 (international) and using the access code 825658.

     Bowater Incorporated, headquartered in Greenville, SC, is a leading producer of newsprint, coated mechanical and specialty papers. In addition, the company makes bleached kraft pulp and lumber products. The company has 12 pulp and paper mills in the United States, Canada and South Korea and 10 North American sawmills that produce softwood lumber. Bowater also operates two facilities that convert a base sheet to coated products. Bowater's operations are supported by approximately 1.1 million acres of timberlands owned or leased in the United States and Canada and 28 million acres of timber cutting rights in Canada. Bowater is one of the world's largest consumers of recycled newspapers and magazines. Bowater common stock is listed on the New York Stock Exchange and the Pacific Exchange. A special class of stock exchangeable into Bowater common stock is listed on the Toronto Stock Exchange (TSX: BWX).

     All amounts are in U.S. dollars.

     Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our business outlook, assessment of market conditions, strategies, future plans, future sales, prices for our major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in this news release include those described under the caption "Cautionary Statement Regarding Forward-Looking Information" in Bowater's annual report on Form 10-K for the year ended December 31, 2005, and from time to time, in Bowater's other filings with the Securities and Exchange Commission. Information about industry or general economic conditions contained in this press release is derived from third party sources that the company believes are widely accepted and accurate; however, the company has not independently verified this information and cannot assure its accuracy.


                                      # # #

                      BOWATER INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (Unaudited, in millions except per share amounts)

                                                                                     Three Months Ended
                                                                                          March 31,
                                                                      --------------------------------------------------
                                                                              2006                         2005
                                                                      ----------------------       ---------------------
Sales                                                                        $  893.2                     $ 837.0
Cost of sales, excluding depreciation, amortization
    and cost of timber harvested                                                680.2                       607.6
Depreciation, amortization and cost of timber harvested                          81.1                        81.8
Distribution costs                                                               82.9                        82.9
Selling and administrative expense                                               38.0                        38.9
Net gain on fixed assets and land sales                                          28.8                        11.0
                                                                      ----------------------       ---------------------
       Operating income                                                          39.8                        36.8

Other expense (income):
    Interest income                                                              (1.1)                       (1.1)
    Interest expense, net of capitalized interest                                49.4                        50.2
    Foreign exchange gain                                                        (1.8)                       (1.5)
    Other, net                                                                   (3.6)                       (2.7)
                                                                      ----------------------       ---------------------
                                                                                 42.9                        44.9
                                                                      ----------------------       ---------------------
Loss before income taxes, minority interests
and cumulative effect of accounting changes                                      (3.1)                       (8.1)

Provision for income tax expense (benefit) (1)                                   13.1                        (7.8)
Minority interests in the net loss of subsidiaries                                 -                         (1.2)
                                                                      ----------------------       ---------------------
Income(loss) before cumulative effect of accounting changes                     (16.2)                        0.9
Cumulative effect of accounting changes, net of taxes (2)                        (2.6)                         -
                                                                      ----------------------       ---------------------
Net income (loss)                                                            $  (18.8)                      $ 0.9
                                                                      ======================       =====================


Basic income (loss) per common share: (3)
   Income (loss) before cumulative effect of accounting changes                 (0.28)                      0.02
   Cumulative effect of accounting changes, net of taxes                        (0.05)                        -
                                                                      ----------------------       ---------------------
   Net income (loss) per share                                                  (0.33)                      0.02
                                                                      ======================       =====================
   Average common shares outstanding (3)                                         57.4                       57.4
                                                                      ======================       =====================

Diluted income (loss) per potential common share: (3)
   Income (loss) before cumulative effect of accounting changes                 (0.28)                      0.02

   Cumulative effect of accounting changes, net of taxes                        (0.05)                        -
                                                                      ----------------------       ---------------------
   Net income (loss) per share                                                  (0.33)                      0.02
                                                                      ======================       =====================
   Average diluted common shares outstanding (3)                                 57.4                       57.4
                                                                      ======================       =====================


                      BOWATER INCORPORATED AND SUBSIDIARIES
                     (Unaudited, in millions of US dollars)


Consolidated Balance Sheet                                                   March 31,                 December 31,
                                                                               2006                        2005
                                                                        --------------------       ---------------------
Current assets:
    Cash and cash equivalents                                                $   22.6                    $  30.1
    Accounts receivable, net                                                    436.1                      410.1
    Inventories                                                                 376.0                      365.8
    Unrealized gain on hedged transactions                                       13.2                       30.0
    Timberlands held for sale (4)                                               149.1                      135.8
    Other current assets                                                         22.7                       31.2
                                                                        --------------------       ---------------------
         Total current assets                                                 1,019.7                    1,003.0
                                                                        --------------------       ---------------------
Timber and timberlands                                                           76.9                       85.4
Fixed assets, net                                                             3,004.2                    3,049.1
Goodwill                                                                        781.4                      781.4
Other assets                                                                    228.1                      233.5
                                                                        --------------------       ---------------------
                                                                             $5,110.3                  $ 5,152.4
                                                                        ====================       =====================

Current liabilities:
    Accounts payable and accrued liabilities                                 $  504.0                  $   487.3
    Short-term bank debt                                                         48.0                       55.0
    Current installments of long-term debt                                       15.2                       22.2
    Dividends payable                                                            11.2                       11.2
                                                                        --------------------       ---------------------
        Total current liabilities                                               578.4                      575.7
                                                                        --------------------       ---------------------
Long-term debt, net of current installments                                   2,394.8                    2,400.0
Pension, other postretirement benefits and other long-term liabilities          577.4                      572.9
Deferred income taxes                                                           326.1                      329.4
Minority interests in subsidiaries                                               58.9                       58.9
Shareholders' equity                                                          1,174.7                    1,215.5
                                                                        --------------------       ---------------------
                                                                             $5,110.3                 $  5,152.4
                                                                        ====================       =====================



                      BOWATER INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                     (Unaudited, in millions of US Dollars)

                                                                                             Three Months Ended
                                                                                                 March 31,
                                                                                        -----------------------------
                                                                                            2006            2005
                                                                                        -------------    ------------
Cash flows from  operating activities:
Net income (loss)                                                                        $    (18.8)          $  0.9
Cumulative effect of accounting changes, net of tax                                             2.6               -
Adjustments to reconcile net income (loss) to net cash from operating activities:
   Depreciation, amortization and cost of timber harvested                                     81.1             81.8
   Deferred income taxes                                                                        4.6            (10.5)
   Amortization of unearned compensation                                                         -               0.1
   Minority interests in net loss of subsidiaries                                                -              (1.2)
   Net gain on sale of assets                                                                 (28.8)           (11.0)
   Changes in working capital:
       Accounts receivable, net                                                               (26.0)           (24.4)
       Inventories                                                                            (11.6)           (25.6)
       Income taxes receivable                                                                   -               7.3
       Accounts payable and accrued liabilities                                                 6.9              7.8
       Income taxes payable                                                                     7.3               -
   Other, net                                                                                   4.7             (5.3)
                                                                                        -------------    ------------
       Net cash from operating activities                                                      22.0             19.9

Cash flows from investing activities:
Cash invested in fixed assets, timber and timberlands                                         (37.5)           (25.1)
Disposition of assets, including timber and timberlands                                        36.8             12.4
                                                                                        -------------    ------------
       Net cash used for investing activities                                                  (0.7)           (12.7)

Cash flows from financing activities:
Cash dividends, including minority interests                                                  (11.5)           (11.4)
Short-term financing                                                                          201.7            225.0
Short-term financing repayments                                                              (209.0)          (202.0)
Payments of long-term debt                                                                    (10.0)            (3.1)
Stock options exercised                                                                          -               1.9
                                                                                        -------------    ------------
       Net cash (used for) provided by financing activities                                   (28.8)            10.4
                                                                                        -------------    ------------

Net increase (decrease) in cash and cash equivalents                                           (7.5)            17.6

Cash and cash equivalents at beginning of year                                                 30.1             29.7
                                                                                        -------------    ------------
Cash and cash equivalents at end of year                                                 $     22.6        $    47.3
                                                                                        =============    ============



BOWATER INCORPORATED AND SUBSIDIARIES
Notes to the Press Release and Unaudited Consolidated Financial Statements

(1) During 2005, based on continued operating losses for our Canadian operations and current evaluation of available tax planning strategies, it was determined in accordance with Statement of Financial Accounting Standard No. 109 that we would record a tax charge to establish a valuation allowance against our remaining net Canadian deferred tax assets, which were primarily for loss carryforwards and tax credits in Canada. Due to operating losses generated at our Canadian operations during the first quarter of 2006, income tax benefits of $13.5 million, or $0.24 per diluted share, were entirely offset by tax charges to increase the tax valuation allowance. During the first quarter of 2005, no valuation allowances were recorded related to income tax benefits generated during this period. Additionally, any income tax benefit recorded on operating losses generated at our Canadian operations for the balance of 2006 will likely be offset by establishing a 100% valuation allowance (tax charge) during 2006. To the extent we establish valuation allowances in future periods this would negatively impact our overall effective income tax rate in those periods. To the extent that these Canadian operations losses lessen or become profitable, the impact of this valuation allowance would also lessen or reverse and positively impact our effective tax rate in those periods.

(2) Effective January 1, 2006, Bowater adopted Financial Accounting Standards Board's Statement on Financial Accounting Standard (SFAS) 123R, "Share Based Payment". SFAS 123R requires the measurement of all employee share-based payments to employees, including grants of employee stock options, using a fair-value-based method and the recording of such expense in our consolidated statements of income. The adoption of SFAS 123R resulted in a cumulative effect adjustment of $2.6 million, or $0.05 per diluted share.

(3) For the calculation of basic and diluted income (loss) per share for the three months ended March 31, 2006 and 2005, no adjustments to net income
     (loss) are necessary. The effect of dilutive securities is not included in the computation for the three months ended March 31, 2006 to prevent antidilution.

(4) Consists mainly of North American timberlands that are currently being marketed for sale.

(5) A reconciliation of certain financial statement line items reported under generally accepted accounting principles ("GAAP") to earnings reported before special items is presented below. We believe that this measure allows investors to more easily compare our on-going operations and financial performance from period to period. This measure is not as complete as GAAP earnings; consequently, investors should rely on GAAP earnings. In addition to GAAP earnings, we use the other measures that we disclose in order to provide perspective on our financial performance.

                        Three Months Ended March 31, 2006
                (unaudited, in millions except per share amounts)

                                                                            Adjustment for Special Items
                                                                                                                            GAAP as
                                                                                   Adoption of                              adjusted
                                                          Land sales                   new                                     for
                                               GAAP as      & fixed    Foreign     accounting                     Tax       Special
                                              reported      assets     exchange     standard      Severance   Adjustments    items
                                             ------------ ------------ ---------- -------------- ------------ ------------- --------


  Operating income (loss)                     $  39.8     $  (28.8)    $   -      $    -           $  4.4     $      -     $  15.4
  Other expense (income)
     Interest income                             (1.1)        -            -           -                -            -        (1.1)
     Interest expense, net of capitalized
         interest                                49.4         -            -           -                -            -        49.4
     Foreign exchange loss (gain)                (1.8)        -            1.8         -                -            -          -
     Other, net                                  (3.6)        -            -           -                -            -        (3.6)
                                             ------------ ------------ ---------- -------------- ------------ ------------- -------
                                                 42.9         -            1.8         -                -            -        44.7
                                             ------------ ------------ ---------- -------------- ------------ ------------- -------
  Income (loss) before income taxes and
    minority interests                           (3.1)        (28.8)      (1.8)        -              4.4                    (29.3)
  Provision for income tax expense (benefit)     13.1         (10.9)                   -              1.5         (13.5)      (9.8)
  Minority interests in the net income
    (loss)of subsidiaries                          -          -           (0.4)        -                -                     (0.4)
                                             ------------ ------------ ---------- -------------- ------------ ------------- -------
  Loss before cumulative effect of
    accounting changes                          (16.2)        (17.9)      (1.4)        -              2.9          13.5      (19.1)

  Cumulative effect of accounting changes        (2.6)        -            -          2.6               -            -          -
                                             ------------ ------------ ---------- -------------- ------------ ------------- -------
  Net loss                                    $ (18.8)    $   (17.9)    $ (1.4)   $   2.6        $    2.9       $  13.5     $(19.1)
                                             ------------ ------------ ---------- -------------- ------------ ------------- -------



  Diluted shares                                 57.4          57.4       57.4       57.4            57.4          57.4       57.4
                                             ------------ ------------ ---------- -------------- ------------ ------------- -------
   EPS                                        $ (0.33)    $   (0.31)   $ (0.03)   $  0.05        $   0.05       $  0.24      (0.33)
                                             ------------ ------------ ---------- -------------- ------------ ------------- -------
  Effective tax rate                           -422.6%                                                                        33.4%
                                             ------------ ------------ ---------- -------------- ------------ ------------- -------


                        Three Months Ended March 31, 2005
                (unaudited, in millions except per share amounts)

                                                                            Adjustment for Special Items
                                                                                                                            GAAP as
                                                             Land                 Adoption of                              adjusted
                                                           sales &                   new                                     for
                                               GAAP as      fixed     Foreign     accounting                     Tax       Special
                                               reported     assets    exchange     standard      Severance   Adjustments    items
                                             ------------- ----------- ---------- -------------- ------------ ------------- -------

Operating income (loss)                      $   36.8      $  (11.0)   $    -     $      -         $     -     $     -      $ 25.8
Other expense (income)
   Interest income                               (1.1)           -          -            -               -           -        (1.1)
   Interest expense, net of capitalized
        interest                                 50.2            -          -            -               -           -        50.2
   Foreign exchange loss (gain)                  (1.5)           -         1.5           -               -           -          -
   Other, net                                    (2.7)           -          -            -               -           -        (2.7)
                                             ------------- ----------- ---------- -------------- ------------ ------------- -------
                                                 44.9            -         1.5           -               -           -        46.4
                                             ------------- ----------- ---------- -------------- ------------ ------------- -------
Income (loss) before income taxes and
     minority interests                          (8.1)        (11.0)      (1.5)          -               -           -       (20.6)
Provision for income tax expense (benefit)       (7.8)         (3.8)       4.9           -               -           -        (6.7)
Minority interests in the net income
     (loss)of subsidiaries                       (1.2)                    (0.1)          -               -           -        (1.3)
                                             ------------- ----------- ---------- -------------- ------------ ------------- --------
Net income (loss)                            $    0.9      $   (7.2)   $  (6.3)   $      -       $       -      $    -       (12.6)
                                             ------------- ----------- ---------- -------------- ------------ ------------- --------
Diluted Shares                                   57.4          57.4       57.4           -               -           -        57.4
                                             ------------- ----------- ---------- -------------- ------------ ------------- --------
EPS                                          $   0.02      $  (0.13)    $(0.11)   $      -       $       -      $    -       (0.22)
                                             ------------- ----------- ---------- -------------- ------------ ------------- --------
Effective tax rate                               96.3%                                                                        32.5%
                                             ------------- ----------- ---------- -------------- ------------ ------------- --------



A schedule of historical financial and operating statistics is available upon request and on Bowater's web site (www.bowater.com).